UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2007

NetScout Systems, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0000-26251	04-2837575
(Commission File Number)	(IRS Employer Identification No.)

310 Littleton Road, Westford, Massachusetts	01886
(Address of Principal Executive Offices)	(Zip Code)

(978) 614-4000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS, ELECTION OF DIRECTORS, APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On May 31, 2007, the Compensation Committee of the Board of Directors of NetScout Systems, Inc. (the “Company”) approved the payment of performance bonus payments for the fiscal year ending March 31, 2007 to the following executive officers:

Name	Title	Bonus
Anil K. Singhal	President, Chief Executive Officer, Treasurer and Chairman	$162,500
Narendra V. Popat	Former Chairman and Secretary	$162,500
Michael Szabados	Chief Operating Officer	$80,000
David P. Sommers	Senior Vice President, General Operations and Chief Financial Officer	$80,000
John W. Downing	Senior Vice President, Worldwide Sales Operations	$170,540*
Jeffrey R. Wakely	Vice President, Finance and Chief Accounting Officer	$30,000

*Except for the amount paid to Mr. Downing, all other bonuses were discretionary. Mr. Downing’s compensation was calculated based on bookings made during the course of the fiscal year ended March 31, 2007 pursuant to a previously established arrangement between the Company and Mr. Downing. The Company has also entered into a compensation arrangement with Mr. Downing for bookings to be made during the course of the fiscal year ended 2008. The specific terms of Mr. Downing’s arrangement are not being disclosed because they involve confidential commercial and business information, the disclosure of which would have an adverse effect on the Company.

On the same date, the Compensation Committee also increased Mr. Wakely’s base salary to $177,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NETSCOUT SYSTEMS, INC. By: /s/ David P. Sommers
David P. Sommers Chief Financial Officer and Senior Vice President, General Operations

Date: June 6, 2007